UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2010

UNIVEST CORPORATION OF PENNSYLVANIA
 (Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 North Main Street, Souderton, Pennsylvania	18964
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 721-2400

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Univest Corporation of Pennsylvania (the Corporation) Annual Meeting of Shareholders held on April 20, 2010, the shareholders approved the matters described in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on March 19, 2010. The Corporation’s Board of Directors fixed the close of business on February 25, 2010, as the record date for the determination of shareholders entitled to notice and vote at the Annual Meeting. As of February 25, 2010, there were 18,266,404 issued and 16,561,798 outstanding shares of Common Stock (exclusive of 1,704,606 shares held as treasury stock which were not voted). A total of 13,277,160 shares of common stock were voted at the annual meeting, either in person or by proxy. There were a total of 35,986 broker non-votes.

The following is a summary of the voting results for each matter presented to the shareholders:

	For	Against or Withheld	Abstain
1. The election of three Class II Directors each for a three-year term expiring in 2013:
Charles H. Hoeflich	9,149,353	—	2,784,071
William G. Morral, CPA	11,799,417	—	134,007
John U. Young	11,650,680	—	282,744

2. The election of three alternate Directors each for a one-year term expiring in 2011:
Douglas C. Clemens	11,803,530	—	129,923
K. Leon Moyer	11,660,865	—	272,559
Margaret K. Zook	11,569,116	—	328,322

3. The ratification of KPMG LLP as the Corporation’s independent registered public accounting firm for 2010:
	12,829,482	383,440	28,252

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Jeffrey M. Schweitzer

Name:	Jeffrey M. Schweitzer
Title:	Executive Vice President and
Chief Financial Officer
(Principal Financial & Accounting Officer)

Date: April 22, 2010